UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2023

PayPal Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 North First Street

San Jose, CA 95131

(Address of principal executive offices)

(408) 967-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2023, PayPal, Inc. (collectively with PayPal Holdings, Inc. and PayPal, Inc.’s and PayPal Holdings, Inc.’s respective subsidiaries and affiliates the “Company”) and Gabrielle Rabinovitch, the Company’s Senior Vice President, Investor Relations, entered into a Transition Agreement (the “Agreement”). Under the Agreement, Ms. Rabinovitch is expected to continue to serve in her current role through December 31, 2023 (the “Transition Start Date”), receiving her regular salary and benefits through the Transition Start Date. Following the Transition Start Date, Ms. Rabinovitch will provide transition services as an officer on a part-time basis to the Company from January 1, 2024 until and inclusive of January 31, 2024 (such period, the “Transition Period” and the last day of the Transition Period, the “Transition End Date”) and she will depart from the Company on the Transition End Date.

If Ms. Rabinovitch provides satisfactory transition services during the Transition Period, as determined by the Company, she will receive a lump sum cash payment from the Company equal to $150,000 within 60 days following the Transition End Date.

Subject to Ms. Rabinovitch’s timely execution and non-revocation of the Agreement and a release of claims and contingent on her compliance with the policies and responsibilities of her position through the Transition End Date and the Agreement, including, without limitation, certain non-solicitation, confidentiality and non-disparagement restrictive covenants, (1) the Company will pay Ms. Rabinovitch a lump sum equal to $234,375, which is the cash portion of her 2023 bonus incentive under the 2023 PayPal Annual Incentive Plan (“AIP”) with individual performance deemed achieved at the target level, with payment at or around when other participants of the 2023 AIP receive their 2023 AIP payout; (2) Ms. Rabinovitch’s AIP performance-based restricted stock units (“AIP PBRSUs”) granted in February 2023 will vest in February 2024 on the same basis and to the same extent as determined for the Company’s executive officers and settle shortly thereafter; (3) Ms. Rabinovitch’s outstanding time-based restricted stock units will vest on the Transition End Date (or, if earlier, on their originally scheduled vesting date) and her outstanding performance-based restricted stock units (“PBRSUs”) that were granted before March 1, 2023 will remain eligible to vest on the same basis and to the same extent as determined for the Company’s executive officers. Ms. Rabinovitch’s PBRSUs granted in March 2023 will be forfeited on the Transition Start Date.

The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.1^	Transition Agreement by and between PayPal, Inc. and Gabrielle Rabinovitch, dated December 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

^

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: December 22, 2023	/s/ Brian Yamasaki
Name: Brian Yamasaki
Title: Vice President, Corporate Legal and Secretary